QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-104829 of Park Place Entertainment Corporation on Form S-4 of our report dated February 6, 2003, except for paragraph 4 of Note 14 and paragraph 9 of Note 15, as to which the date is February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), included in the Annual Report on Form 10-K of Park Place Entertainment Corporation for the year ended December 31, 2002, and to the use of our report dated February 6, 2003, except for paragraph 4 of Note 14 and paragraph 9 of Note 15, as to which the date is February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
May 12, 2003

QuickLinks

INDEPENDENT AUDITORS' CONSENT